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                                                                   EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (the "Agreement") dated as of July 27, 1998 by and between Michael E. Boxer ("Employee") and Watson Pharmaceuticals, Inc. ("Company"). In consideration of the mutual covenants contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

     1.  Employment.  Company hereby agrees to employ Employee on the terms and
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conditions set forth below for a term commencing effective as of July 27, 1998, and Employee accepts such employment. Subject to the provisions of paragraphs 5 through 7 below, there is no employment term and such employment shall be at will. Nothing in this Agreement shall constitute a guaranteed term of employment.

     2.  Position.  Subject to the control and direction of Company's Board of
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Directors ("Board") and Company's President ("President"), Employee shall perform all reasonable duties and services incident to his position as Chief Financial Officer of Company, and such other reasonable duties and services of an executive nature as may from time to time be assigned to him by the Board and the President for the Company or any affiliated entity.

     3.  Loyalty.  Employee agrees that during the period of his employment he
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will devote his full time and attention during regular business hours to the business and affairs of Company and its affiliated companies and will not, without the prior permission of the Board or President, engage in any other business enterprise which requires the personal time or attention of Employee. The foregoing shall not prevent the purchase, ownership or sale by Employee of investments or securities of any business which is not competitive and does not have any business relations with Company or any affiliate of Company or up to two percent of the outstanding publicly traded stock of any company, provided the time or attention devoted to such activities does not interfere with the performance of his duties hereunder. Employee further agrees that during the period of his employment he agrees to accept such directorships, executive offices and committee memberships in Company and its affiliated companies to which he may from time to time be elected and will perform and render the duties and the services incidental thereto. The Company acknowledges that Employee is winding up the affairs of his consulting firm and during the six months from the date of this Agreement may devote limited time to such activities, provided that such activities do not interfere with Employee's duties hereunder.

     4.  Compensation.  For the full, prompt and faithful performance of all of
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the duties and services to be performed by Employee hereunder, Company agrees to pay, and Employee agrees to accept, the amounts set forth below:

     (a) Base Salary.  Employee shall receive a salary in the gross amount of
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$16,666 per month, subject to such increases as the President may, in its sole discretion, from time to time determine ("Base Salary"). Employee's Base Salary shall be payable (minus all lawful deductions) in accordance with Company's policies regarding payment of salary to executive employees generally.
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     (b) Benefits.  Employee shall also receive such other fringe benefits as
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are made available to Company's executives generally.  In addition, Employee may participate in any retirement, profit sharing, incentive, insurance, major medical, health and hospitalization or similar benefits which may at any time be available to Company's executives and employees. Employee's participation, including eligibility and level of benefits, in all benefit programs shall be controlled by plan documents, where applicable, or Company's policies, practices and procedures where no plan documents exist.

     (c) Expenses.  Company agrees to reimburse Employee for all reasonable
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expenses incurred by him in providing services under this Agreement in accordance with its policies and practices regarding expense reimbursement then in effect.

     (d) Vacation.  Employee shall be entitled to such annual vacation as
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provided by the Company's vacation policy applicable to its executives generally, which shall be taken at such time or times as shall be mutually determined by Company and Employee.

     (e)  Bonus.  Employee may receive a bonus, the amount of which is to be
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determined at the end of each calendar year during the Term in the sole discretion of the President ("Bonus"), but such amount to be up to 30 percent of Employee's Base Salary. Such Bonus shall be based upon Company's, Employee's, and Employee's department's performance. Employee's Bonus, if any, shall be payable (minus all lawful deductions) in accordance with Company's policies regarding payment of bonuses to executive employees generally.

     (f) Stock Options.  Employee shall receive a stock option grant under the
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Watson Pharmaceuticals, Inc. 1991 Stock Option Plan ("Plan") of 100,000 shares, such grant to be made on the effective date of this Agreement, at a price equal to the fair market value of Company's stock on the date of the grant. In addition, if Employee is still employed by the Company on the date nine months after the date of this Agreement, Employee shall receive an additional stock option grant under the Plan of 50,000 shares, at a price equal to the fair market value of Company's stock on the date of the grant. Such options shall be subject to the Plan and an option agreement between the parties. Such options shall vest ratably over a five-year period, subject to certain change-of-control provisions contained in the option agreement(s). Employee may receive any such additional stock option grants as are determined by the Compensation Committee of the Board in accordance with its policies regarding stock option grants to executive employees generally.

     (g) Relocation Expenses.  Company shall reimburse Employee for the
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reasonable costs which Employee incurs related to his relocation from the San
Francisco metropolitan area to the Corona, California metropolitan area, up to a maximum amount of $60,000. Such reimburse will be in accordance with the Company's expense reimbursement policy and practices.

     (h) Loan.  At Employee's request and if at such time Employee has not sold
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his residence at 156 Birch Avenue, Corte Madera, California ("Birch Residence"),
Company will loan Employee up to $600,000 for the purpose of Employee's purchase of a residence in the
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Corona, California metropolitan area ("Loan"). The Loan will be evidenced by a promissory note acceptable to the parties and shall be payable on the date one year after the Loan is made. The Loan will be without interest so long as Employee is not in default.

     5.  Termination for Death, Disability or Cause.  Company may terminate this
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Agreement and Employee's employment as follows:

     (a) Death.  In the event of the death of Employee, this Agreement shall
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terminate as of the date of death, and Company's sole obligation will be to pay to the estate of Employee Employee's Base Salary then unpaid through his last day worked.

     (b) Disability.  In the event that Employee shall, because of physical or
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mental illness or incapacity, be unable to perform the duties and services to be performed by him under this Agreement for a consecutive period of three months or such shorter periods aggregating three months in any 12-month period ("Disability"), Company shall not be obligated to pay to Employee any compensation or benefits beyond the date of Disability or may, in its sole discretion, terminate this Agreement without any further obligation other than to pay Base Salary through the date of Disability.

     (c) Termination for Cause.  Company may terminate Employee's employment for
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Cause.  In the event Company elects to terminate Employee's employment for
Cause, Company will pay Employee only him then current Base Salary then unpaid, computed to the last day worked. "Cause" shall mean:

        (i) willful or gross failure by Employee to substantially perform his reasonable duties as assigned by Company;

        (ii) willful misconduct by Employee which is materially injurious to Company, monetarily or otherwise; or

        (iii) The material violation of a federal or state law or regulation applicable to the business of Company.

     (d) Other Termination.  In the event Company terminates Employee for
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reasons other than death, Disability or Cause, and such termination is not related to a Change in Control (as defined below), Company will provide to Employee severance pay by continuing his Base Salary as of his last day worked for a period of 52 weeks, to be paid minus all lawful deductions.

     6.  Termination by Employee.  Employee may voluntarily terminate this
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Agreement and his employment as follows:

     (a) Retirement.  Termination of Employee's employment based on "Retirement"
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shall mean termination in accordance with Company's retirement policy, including early retirement, generally applicable to its salaried employees.

     (b) Resignation.  In the event Employee resigns his employment other than
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for "Good Reason" as defined below, Company shall only be responsible for paying
Employee Base Salary and fringe benefits through Employee's last day worked.
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     (c) Constructive Termination.   Company will provide to Employee severance
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pay by continuing his Base Salary as of his last day worked for a period of 52 weeks, to be paid minus all lawful deductions, in the event that Employee resigns his employment hereunder within 60 days following the occurrence of any of the following events which occur without Employee's written consent:

        (i) Any reduction by Company in Employee' Base Salary below the amount set forth in Section 4(a) hereof;

        (ii) The termination or modification of any bonus, benefit or compensation plan or arrangement, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, medical, health, dental, accident and disability plan in which Employee is participating, or the taking of any action by Company which would adversely affect Employee's participation in or materially reduce Employee's benefits under any of such plans; provided that the termination, modification or action has a material affect on Employee's overall compensation and does not effect participants in such plan generally; or

        (iii) Any material breach by Company of any provision of this Agreement.

     7.  Termination Relating To A Change in Control.  In the event that
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Employee's employment is terminated due to a Change in Control (as defined below) or if Employee terminates his employment for Good Reason (as defined below), Company shall pay Employee the Change in Control Payment (as defined below).

     (a) Termination for Good Reason.  Termination by Employee of his employment
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for "Good Reason" shall mean a termination by Employee, within twelve (12)
months after a Change in Control, based on the occurrence, without Employee's express written consent, of any of the following events:

        (i) Any reduction by Company in Employee's Base Salary as in effect immediately prior to the Change in Control;

        (ii) The failure by Company to continue in effect any bonus, benefit or compensation plan or arrangement, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, medical, health, dental, accident and disability plan in which Employee is participating at the time of the Change in Control, or plans providing Employee with substantially similar benefits (collectively, the "Benefit Plans"), or the taking of any action by Company which would adversely affect Employee's participation in or materially reduce Employee's benefits under any of such Benefit Plans; provided, however, that the amendment, modification or termination of any Benefit Plan as in effect at the time of a Change in Control on a basis which does not discriminate against Employee, or a class of employees of which Employee is a member (as opposed to all participants in such Benefit Plan), shall not constitute "Good Reason" for the termination by Employee of his employment pursuant to the terms of this paragraph 7(c);

        (iii) Any material breach by Company of any provision of this Agreement; or
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        (iv) The failure by Company to obtain the assumption of this Agreement by any successor or assign of Company.

     (b)    Change in Control.  For purposes of this Agreement, a "Change in
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Control" shall mean the occurrence of any of the following events:

        (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the securities Exchange Act of 1934, as amended [the "Exchange Act"]) (collectively, a "person") of Beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of twenty (20%) percent or more of the then outstanding shares of common stock of Company (collectively, the "Outstanding Common Stock"); provided, however, that the following shall not constitute a Change of Control:

             (A) Any acquisition directly from Company (excluding an acquisition by virtue of the exercise of a conversion privilege);

             (B) Any acquisition by an Underwriter (as such term is defined in Section 2(11) of the Securities Act of 1933, as amended) for the purpose of making a public offering;

             (C)  Any acquisition by Company; or

             (D) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Company or any corporation controlled by Company;

        (ii) The liquidation of all or substantially all of the assets of Company; or

        (iii) If within two (2) years of:

             (A) The completion of a tender offer or exchange offer for the voting stock of Company (other than a tender offer or exchange offer by Company) or a proxy contest in connection with the election of members of the Board;

             (B) A merger, consolidation, transfer or sale of twenty percent (20%) of the book value of the gross assets of Company measured at the time of such merger, consolidation, transfer or sale in one (1) or more transactions;

             (C) The acquisition by any person, directly or indirectly, of the Beneficial Ownership of securities of Company representing twenty percent (20%) of the Outstanding Common Stock; or

             (D) Any combination of the foregoing;

Dr. Allen Chao is not a member of the Board and a majority of the Board shall not consist of:

                  (I) Persons who were directors of Company on the date hereof;
        or
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                     (II) Persons who were elected or nominated for election as directors with the approval of a majority of the persons referred to in paragraph 7(e)(iii)(D)(I) above or persons theretofore elected in accordance with this paragraph 7(e)(iii)(D)(II).

     (c) Change in Control Payment.  If Employee's employment shall be
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terminated by Company (other than for Cause, Disability, Retirement or death)
due to a Change in Control or by Employee for Good Reason, then Employee shall be entitled to a lump sum payment in a gross amount equal to Employee's Base Salary for a period of 12 months (minus all lawful deductions).

     (d) No Mitigation.  Employee shall not be required to mitigate the amount
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of any payment contemplated by this paragraph 7 (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that Employee may receive from any other source.

     8.  Inventions.  Employee will, during the period of his employment,
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disclose to Company promptly and fully all Inventions made or conceived by him
(either solely or jointly with others) including but not limited to Inventions which relate to the business of Company or Company's actual or anticipated research or development, or result from any work performed by him for Company. All Inventions and all records related to Inventions, whether or not patentable, shall be and remain the sole and exclusive property of Company. "Inventions" means all inventions, discoveries, processes, improvements, developments and ideas, and all know-how related hereto. Employee hereby assigns and agrees to assign to Company all his rights to Inventions and any patents, trademarks, or copyrights which may be issued in respect to Inventions. Employee acknowledges that all work shall be work made for hire. During and after his employment, Employee will assist Company, without charge to Company but at its request and expense, to obtain and retain rights in Inventions, and will execute all appropriate documents at the request of Company.

     Employee understands that this paragraph 8 shall not apply to any invention for which no equipment, supplies, facilities, trade secret, or other confidential information of Company was used and which was developed entirely on his own time, and does not relate to the business of Company, its actual or anticipated research, and does not result from any work performed by him for Company.

     9.  Non-Solicitation.  Employee agrees that during the Term of his
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employment under this Agreement, and for a period commencing on the termination of his employment for any reason and ending one (1) year after the termination of his employment with Company, he will not, directly or indirectly:

        (i) Employ, hire, engage or be associated with any employee or other person then or during any part of the preceding twelve (12) months connected with Company or any of its affiliates;

        (ii) Induce any person connected with or employed by Company or any of its affiliates to leave the employ of such entities; or
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        (iii) Solicit the employment of any such person on his own behalf or on behalf of any other business enterprise.

        The provisions of this paragraph 9 shall survive the termination or expiration of this Agreement.

     10.  Confidential Information.  Employee recognizes and acknowledges that
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various kinds of confidential and proprietary information and trade secrets, including but not limited to product specifications and lists of Company's customers and vendors, as they may exist from time to time, are valuable, special and unique assets of Company's business. Employee will not, during or after his employment, except in accordance with his employment by Company, disclose or cause or permit to be disclosed any confidential or proprietary information or trade secrets of Company to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of Company or as otherwise be required by law or legal process. The provisions of this paragraph 10 shall survive the termination of this Agreement.

     11.  Remedies.  In the event that Employee shall violate any provision of
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paragraphs 9 and 10 above, then Employee hereby agrees that Company shall be entitled to a temporary or permanent injunction against him by any court of competent jurisdiction prohibiting him from violating such provision. In any proceeding for an injunction and upon any motion for a temporary or permanent injunction, Employee agrees that his ability to answer in damages shall not be a bar or interposed as a defense to the granting of such temporary or permanent injunction against Employee. Employee further agrees that Company will not have an adequate remedy at law in the event of any breach by Employee hereunder and that Company will suffer irreparable damage and injury if Employee breaches any of the provisions of paragraphs 8 through 10 above. The provisions of this paragraph 11 shall survive the termination or expiration of this Agreement.

     12.  Notices.  Notices and all other communications contemplated by this
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Agreement shall be in writing and shall be deemed to have been duly given when received at the address specified herein. In the case of Employee, notices shall be delivered to him personally or at the home address which he has most recently communicated to Company in writing. In the case of Company, notices shall be delivered to its corporate headquarters, and all notices shall be directed to the attention of its President.

     13.  Modification and Waiver.  No provision of this Agreement shall be
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modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

     14.  Complete Agreement.  This Agreement supersedes all previous agreements
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between Company and Employee.  No agreements, representations or understandings
(whether oral or written and whether expressed or implied) which are not expressly set forth in this
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Agreement have been made or entered into by either party with respect to the subject matter hereof.

     15.  No Assignment.  No right, benefit or interest hereunder, shall be
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subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect.

     16.  Governing Law.  This Agreement shall be governed by, and construed and
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enforced in accordance with and subject to, the laws of the State of California applicable to Agreements made and to be performed entirely within such State, as to all matters governed by state law or, if controlling, by applicable federal law.

     17.  Severability.  The invalidity or unenforceability of any provision or
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provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     18.  Arbitration.  Except as otherwise provided above, any dispute or
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controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Orange County, California. Selection of the arbitrator and conduct of the arbitration shall be in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded. Each party shall bear its own costs and legal fees in any arbitration. The cost of the arbitrator and related expenses shall be shared equally by the parties.

     19.  Withholding.  All payments made pursuant to this Agreement will be
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subject to withholding of applicable taxes, unless specifically set forth herein to the contrary.

     20.  Counterparts.  This Agreement may be executed in one (1) or more
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counterparts, each of which shall be deemed to be an original but all of which together will constitute one (1) and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of Company by its duly authorized officer, as of the day and year first above written.

WATSON LABORATORIES, INC.

By:    /s/ MICHAEL E. BOXER
       --------------------
       Michael E. Boxer

Title: ___________________________